Exhibit 10.2

DRAFT FOR DISCUSSION

This Term Sheet states the general terms and conditions of Thumzup Media Corporation (the “Company”), regarding certain material conditions and assumptions of a proposed private offering (the “Offering”) by the Company to certain accredited investors (the “Investors”). This Term Sheet is not a binding legal document, nor does it constitute any agreement to negotiate the terms of any transaction, and any agreement between the Company and the Investors will be memorialized only in definitive executed documentation. This Term Sheet is for discussion purposes only; there is no obligation on the part of any negotiating party until a definitive purchase agreement is signed by all parties. The terms and conditions set forth herein are subject to change and this term sheet does not constitute an offer by the Company or any other person or entity. The terms and conditions set forth herein are indicative and subject to change based on market conditions. Moreover, the terms and conditions set forth are subject to legal review and due diligence review.

THUMZUP MEDIA
CORPORATION

$1,500,000

COMMON STOCK FINANCING
SUMMARY OF TERMS

This Summary of Terms does not constitute an offer to sell or a solicitation of an offer to buy securities in any state where the offer or sale is not permitted.

Issuer	Thumzup Media Corporation, a Nevada corporation and its subsidiaries, (the “Company”).

Investors	This Offering is being made solely to investors who are “accredited investors” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Act”).

Type of Security.	Common Stock. The shares issuable thereunder are “restricted” securities under the Act and any document or certificate evidencing such securities shall bear a prominent legend customary for such unregistered securities.

Amount of Financing	Up to $1,500,000

Purchase Price	$1.50 per share

Pre-Money Valuation	$11,688,000

Use of Proceeds	No minimum number of shares need be sold in this Offering and any proceeds, net of legal and other transactional expenses received from sale of the Common Stock, shall be used for general corporate and working capital purposes and acquisitions or assets, software development, businesses or operations, or for other purposes that our board of directors, in its good faith, deems to be in the Company's best interest.

Registration Rights	The Company will provide registration rights under the transaction documents for the shares in this offering and shall promptly in connection therewith utilize reasonable commercial efforts to list its shares of common stock for trading on OTCQB.

Going Public	The Company is a fully reporting company under the 1934 Securities and Exchange Act and filed a prior registration statement made effective by the SEC. The Company is pending approval from FINRA to receive a trading symbol for the Company's common stock and is pending approval from OTC Markets to list the Company's common stock on the OTCQB.

Closing	This offering will have a rolling close, with no minimum amount required for any such close. The company reserves the right, in its discretion, to increase the size and term of the offering.

Confidentiality	The existence and terms of this Term Sheet and prospective Investors shall not be disclosed to any third party without the written consent of the Company and the Investors, except as may be (i) reasonably required to consummate the transactions contemplated hereby (provided that any persons receiving the information agree to the confidentiality restrictions contained herein) or (ii) required by law.

Information Rights	Until the Company is publicly listed, the Company will provide the holders of Common Stock with a quarterly update letter.

Documentation	Documents for the Offering, principally consisting of a securities purchase agreement, security and collateral agreement, investor questionnaires, registration rights agreement, and related agreements.

Capitalization—Pre-Money	See Schedule I below.

Other	This Summary of Terms is intended as an outline of certain of the intended material terms of the Offering and does not purport to summarize all of the conditions, covenants, representations, warranties and other provisions that will be contained in the definitive documentation for the Common Stock which may differ from those presented in this Summary of Terms. The Closing is, and any subsequent closings are, subject to standard closing conditions including (i) satisfactory completion of intellectual property, financial, regulatory and legal due diligence of the Company by the Investors; (ii) qualification of the securities under applicable Blue Sky laws

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